                                                                    Exhibit 4(c)

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Guaranty") is made as of this 14th day of March, 2003, by and among each of the parties who have executed this Guaranty (collectively the "Guarantors" and individually a "Guarantor") in favor of Fifth Third Bank, an Ohio banking corporation (the "Bank").


                                   WITNESSETH:

         WHEREAS, each Guarantor is a subsidiary or affiliate of CLEVELAND-CLIFFS INC, an Ohio corporation (the "Borrower"); and

         WHEREAS, the Borrower and the Bank have entered into a Credit Agreement dated as of March 14, 2003 (such Credit Agreement as the same may from time to time hereafter be modified, amended or restated being hereinafter referred to as the "Credit Agreement") pursuant to which the Bank has extended various credit facilities to the Borrower; and

         WHEREAS, the Borrower provides each of the Guarantors with substantial financial, management, administrative, technical and design support; and

         WHEREAS, the interdependent nature of the businesses of each of the Guarantors and the Borrower is such that the viability of each Guarantor is dependent upon the continued success of the Borrower and upon the continuation of the Borrower's business relationships with such Guarantor, and the continuation thereof necessitates the Borrower's access to credit and other financial accommodations from the Bank which the Bank will only make available on the condition, among others, that the Guarantors guarantee all indebtedness, obligations and liabilities of the Borrower from time to time owing to the Bank under the Credit Agreement; and

         WHEREAS, each Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrower.

         NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Bank from time to time, each Guarantor hereby agrees as follows:

          1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          2. The Guarantors hereby jointly and severally guarantee the full and prompt payment to the Bank at maturity and at all times thereafter of (i) any and all indebtedness, obligations and liabilities of every kind and nature of the Borrower to the Bank under or in connection with or evidenced by the Credit Agreement, the Note of the Borrower heretofore or hereafter issued under the Credit Agreement and the obligations of the Borrower to reimburse the Bank for the amount of all drawings on all Letters of Credit issued pursuant to the Credit Agreement and all other obligations of the Borrower under any and all applications for Letters of Credit (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "indebtedness hereby guaranteed"). Notwithstanding in this Guaranty to the contrary, the right of recovery against a Guarantor under this Guaranty shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

          3. The Guarantors further jointly and severally agree to pay all costs and expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), suffered or incurred by the Bank in enforcing or endeavoring to enforce this Guaranty, in enforcing or endeavoring to collect the indebtedness hereby guaranteed, or any part thereof, and in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

          4. If any of the indebtedness hereby guaranteed is not paid when due and payable, each Guarantor agrees that, upon demand, such Guarantor will then pay to the Bank the full amount of the indebtedness hereby guaranteed (subject to the limitations on the right of recovery from such Guarantor pursuant to the last sentence of Section 2 above) whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder.

          5. Each of the Guarantors agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing to the Bank of the indebtedness hereby guaranteed has been paid and all commitments, if any, of the Bank to extend credit to or for the account of the Borrower which, when made, would constitute indebtedness hereby guaranteed shall have terminated. The payment by any Guarantor of any amount or amounts to the Bank pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the indebtedness hereby guaranteed or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the indebtedness hereby guaranteed and all costs and expenses suffered or incurred by said Bank in enforcing this Guaranty have been paid in full and all commitments, if any, of the Bank to extend credit to or for the account of the Borrower which, when made, would constitute indebtedness hereby guaranteed shall have terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the indebtedness hereby guaranteed or any part thereof shall be held and taken to be merely payments in gross to the Bank reducing pro tanto the indebtedness hereby guaranteed.

          6. The Bank may, without any notice whatsoever to any one, sell, assign, or transfer all of the indebtedness hereby guaranteed, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the indebtedness hereby guaranteed, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this Guaranty for the benefit of the Bank or any such participant, as to so much of the indebtedness hereby guaranteed that it has not sold, assigned or transferred.

          7. This Guaranty is a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect until written notice of its discontinuance executed by the Borrower and all the Guarantors shall be actually received by said Bank, and also until any and all of said indebtedness hereby guaranteed created or existing before receipt of such notice shall be fully paid and all commitments, if any, of the Bank to extend credit to or for the account of the Borrower which, when made, would constitute indebtedness hereby guaranteed shall have terminated. The dissolution of any of the Guarantors shall not terminate this Guaranty until notice of such dissolution shall have been actually received by said Bank, nor until all of said indebtedness hereby guaranteed, created or existing or committed to be extended in each case before receipt of such notice shall be fully paid. The Bank may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner effect or impair the obligations hereunder of the other Guarantors.

          8. In case of the incompetency, dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Borrower or any of the Guarantors, all of the indebtedness hereby guaranteed which is then existing shall, at the option of the Bank, immediately become due or accrued and payable from the Guarantors. All dividends or other payments received from the Borrower or on account of the indebtedness hereby guaranteed from whatsoever source, shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

          9. The liability hereunder shall in no way be affected or impaired by (and said Bank is hereby expressly authorized to make from time to time, without notice to anyone), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of said indebtedness hereby guaranteed, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance by said Bank of any security for or other guarantors upon any of said indebtedness hereby guaranteed, or by any failure, neglect or omission on the part of said Bank to realize upon or protect any of said indebtedness hereby guaranteed, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of said Borrower possessed by said Bank toward the liquidation of said indebtedness hereby guaranteed, or by any application of payments or credits thereon. Said Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said indebtedness hereby guaranteed, or any part of same. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of said Bank at any time to resort for payment to said Borrower or to any other Guarantor, or to any other person or corporations, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Bank shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

         10. In the event the Bank shall at any time in its discretion permit a substitution of Guarantors hereunder or a party shall wish to become Guarantor hereunder, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this Guaranty and, in the case of a substitution, in lieu of the Guarantor being replaced. No such substitution shall be effective absent the written consent of the Bank nor shall it in any manner affect the obligations of the other Guarantors hereunder.

         11. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said indebtedness hereby guaranteed, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.

         12. No act of commission or omission of any kind, or at any time, upon the part of the Bank with respect to the Borrower, shall in any way affect or impair this Guaranty.

         13. The Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor, pertaining to the indebtedness hereby guaranteed, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statue of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the indebtedness hereby guaranteed, or any set-off available against the Bank to the Borrower or any such other person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the indebtedness hereby guaranteed, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         14. If any payment applied by the Bank to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the indebtedness hereby guaranteed to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the indebtedness hereby guaranteed as fully as if such application had never been made.

         15. The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Bank as a Guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         16. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.

         17. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party c/o Cleveland-Cliffs Inc its address or telecopier number set forth in the Credit Agreement, or such other address or telecopier number as such party may hereafter specify by notice to the Bank given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when received at the addresses specified in this Section.

         18. Each Guarantor represents and warrants to the Bank that:

         (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

         (b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (i) except with respect to the Existing Agreements, contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, or (ii) contravene any provision of any law, statute, rule, regulation, order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to such Guarantor or any of its subsidiaries.

         (d) No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

         (e) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, this Guaranty and, on a consolidated basis with the Borrower and the other Guarantors, will not be rendered insolvent. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

         (f) From and after the date of execution of the Credit Agreement by the Borrower and continuing so long as any amount remains unpaid thereon, each Guarantor agrees to comply with the terms and provisions of Section 6 of the Credit Agreement, insofar as such provisions apply to such Guarantor, as if said Section was set forth herein in full.

         19. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF OHIO (without regard to principles of conflicts of laws) in which state it shall be performed by the Guarantors and may not be waived, amended, released or otherwise changed except by a writing signed by the Bank. This Guaranty and every part thereof shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the Guarantors and upon the successors and assigns of the Guarantors, and shall inure to the benefit of said Bank, its successors, legal representatives and assigns. The Guarantors waive notice of the Bank's acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterpart signature pages, each of which shall be an original, but all together to be one and the same instrument.

         20. Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio State court sitting in the City of Cincinnati, Ohio for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.


                                         "GUARANTORS"

                                         CLEVELAND-CLIFFS ORE CORPORATION;
                                         THE CLEVELAND-CLIFFS IRON COMPANY;
                                         NORTHSHORE SALES COMPANY;
                                         WABUSH IRON CO. LIMITED;
                                         CLIFFS OIL SHALE CORP.;
                                         CLIFFS ERIE L.L.C.;
                                         CLIFFS MINING COMPANY;
                                         CLIFFS MINING SERVICES COMPANY;
                                         CLIFFS REDUCED IRON CORPORATION;
                                         CLIFFS REDUCED IRON MANAGEMENT COMPANY;
                                         IRONUNITS LLC;
                                         NORTHSHORE MINING COMPANY;
                                         SEIGNELAY RESOURCES, INC.;
                                         SILVER BAY POWER COMPANY;
                                         THE CLEVELAND-CLIFFS STEAMSHIP COMPANY;
                                         CLIFFS BIWABIK ORE CORPORATION;
                                         PICKANDS HIBBING CORPORATION;
                                         SYRACUSE MINING COMPANY;
                                         CLIFFS EMPIRE, INC.;
                                         CLIFFS IH EMPIRE, INC.;
                                         CLIFFS MARQUETTE, INC.;
                                         CLIFFS MC EMPIRE, INC.;
                                         CLIFFS TIOP, INC.;
                                         EMPIRE-CLIFFS PARTNERSHIP
                                           By: CLIFFS EMPIRE, INC., its General
                                               Partner;
                                         MARQUETTE IRON MINING PARTNERSHIP
                                           By: CLEVELAND-CLIFFS ORE CORPORATION,
                                               its General Partner;
                                         WHEELING-PITTSBURGH/CLIFFS PARTNERSHIP
                                           By:  CLIFFS EMPIRE, INC., its General
                                                Partner;
                                           and
                                         CLIFFS SNYFUEL CORP.


                                         By:        /s/ Robert Emmet
                                            Name:   Robert Emmet
                                            Title:  Treasurer

                                         LAKE SUPERIOR & ISHPEMING RAILROAD
                                           COMPANY
                                           and
                                         LASCO DEVELOPMENT CORPORATION



                                         By:        /s/ Robert Emmet
                                            Name:   Robert Emmet
                                            Title:  Assistant Treasurer


                                         REPUBLIC WETLANDS PRESERVE LLC
                                           By:  Marquette Iron Mining
                                                Partnership, its sole member
                                                By:  The Cleveland-Cliffs Ore
                                                     Corporation, its partner


                                         By:        /s/ Robert Emmet
                                            Name:   Robert Emmet
                                            Title:  Treasurer

         Accepted and agreed to as of the date first above written.


                                         FIFTH THIRD BANK



                                         By         /s/ James P. Byrnes
                                           Name     James P. Byrnes
                                           Title    Vice President

                                         Address:
                                         1404 East Ninth Street
                                         Cleveland, Ohio  44114
                                         Attention:     Vel Woods
                                         Telephone:     (216) 274-5578
                                         Telecopy:      (216) 274-5420

                                    EXHIBIT A
                                       TO
                               GUARANTY AGREEMENT

                 ASSUMPTION AND SUPPLEMENT TO GUARANTY AGREEMENT


         This Assumption and Supplement to Guaranty Agreement (the "Agreement") is dated as of this _____ day of ____________, 20__, made by [NEW GUARANTOR], a(n) ___________ CORPORATION/LIMITED LIABILITY COMPANY/PARTNERSHIP (the "New Guarantor") in favor of Fifth Third Bank, an Ohio banking corporation (the "Bank");

                                WITNESSETH THAT:

         WHEREAS, certain parties have executed and delivered to the Bank that certain Guaranty Agreement dated as of March 14, 2003 (such Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the "Guaranty") pursuant to which such parties (the "Existing Guarantors") have guaranteed to the Bank the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of CLEVELAND CLIFFS INC, an Ohio corporation (the "Borrower"), arising under or relating to the Credit Agreement and the Loan Documents as defined therein; and

         WHEREAS, the Borrower provides the New Guarantor with substantial financial, managerial, administrative, technical and design support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrower;

         NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Bank from time to time, the New Guarantor hereby agrees as follows:

          1. The New Guarantor acknowledges and agrees that it shall become a "Guarantor" party to the Guaranty effective upon the date the New Guarantor's execution of this Agreement and the delivery of this Agreement to the Bank, and that upon such execution and delivery, all references in the Guaranty to the terms "Guarantor" or "Guarantors" shall be deemed to include the New Guarantor.

          2. The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the indebtedness hereby guaranteed (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

          3. The New Guarantor acknowledges and agrees that, as of the date hereof, the New Guarantor makes each and every representation and warranty that is set forth in Section 18 of the Guaranty.

          4. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term "Guarantor" or "Guarantors" and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.

          5. The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Bank may deem necessary or proper to carry out more effectively the purposes of this Agreement.

          6. No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.

          7. This Agreement shall be governed by and construed in accordance with the State of Ohio (without regard to principles of conflicts of law) in which state it shall be performed by the New Guarantor.


                                      [NEW GUARANTOR]


                                       By
                                         Name___________________________________
                                         Title__________________________________



         Acknowledged and agreed to as of the date first above written.


                                      FIFTH THIRD BANK


                                      By
                                        Name____________________________________
                                        Title___________________________________

                                      Address:
                                      38 Fountain Square Plaza
                                      Cincinnati, Ohio  45263
                                      Attention:     Loan Syndications
                                      Telephone:     (513) 579-4224
                                      Telecopy:      (513) 534-0879


                                      -2-